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As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-234354

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Phoenix Tree Holdings Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Room 212, Chao Yang Shou Fu
8 Chao Yang Men Nei Street
Dongcheng District, Beijing 100010
People's Republic of China
+86-10-5717-6925
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42th Street, 18th Floor
New York, NY 10168, United States
+1-212-947-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Chris K.H. Lin, Esq. Daniel Fertig, Esq. Yi Gao, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600	Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852-2912-2500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           † The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Class A ordinary shares, par value US$0.00002 per share	121,900,000	US$1.65	US$201,135,000	US$26,107

(1)
American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-235850). Each ADS represents 10 Class A ordinary shares.

(2)
Includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their over-allotment option and (b) all Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(4)
Previously paid.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this amendment is to amend the exhibit index and to file Exhibits 1.1, 5.1, 8.2 and 23.2 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant's articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

        Under the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. None of these transactions involved any underwriters' underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Title and Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Ordinary Shares
YIHAN HOLDINGS LIMITED	February 28, 2017	50,000,000 ordinary shares	Past and future services to us	Not applicable
SHENGDUO HOLDINGS LIMITED	February 28, 2017	12,500,000 ordinary shares	Past and future services to us	Not applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Preferred Shares
Joy Capital I, L.P.	March 7, 2017	188,813,961 series A-3 redeemable convertible preferred shares	US$10,000,000	Not applicable
KIT Cube Limited	March 7, 2017	69,043,337 series A-3 redeemable convertible preferred shares	US$3,656,686	Not applicable
Ucommune International Limited	March 7, 2017	2,714,795 series A-3 redeemable convertible preferred shares	US$143,781	Not applicable
Shaohu Luo	March 7, 2017	14,504,462 series A-3 redeemable convertible preferred shares and 16,967,466 series A-2-I redeemable convertible preferred shares	US$1,487,095	Not applicable
CMC Downtown Holdings Limited	February 12, 2018	68,933,668 series B redeemable convertible preferred shares	US$22,500,000	Not applicable
Banyan Partners Fund III, L.P.	February 12, 2018	39,062,412 series B redeemable convertible preferred shares	US$12,750,000	Not applicable
Banyan Partners Fund III-A, L.P.	February 12, 2018	6,893,367 series B redeemable convertible preferred shares	US$2,250,000	Not applicable
Joy Capital II, L.P.	February 12, 2018	45,955,779 series B redeemable convertible preferred shares	US$15,000,000	Not applicable
Vision Plus Capital Fund II, L.P.	February 12, 2018	5,744,472 series B redeemable convertible preferred shares	US$1,875,000	Not applicable
BAI GmbH	February 12, 2018	4,595,578 series B redeemable convertible preferred shares	US$1,500,000	Not applicable
G&M Capital Holding Limited	February 12, 2018	1,148,894 series B redeemable convertible preferred shares	US$375,000	Not applicable
R Capital Growth Fund LP	February 12, 2018	11,488,945 series B redeemable convertible preferred shares	US$3,750,000	Not applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
CMC Downtown Holdings Limited	May 25, 2018	15,666,743 series B-2 redeemable convertible preferred shares(1)	US$7,500,000	Not applicable
Banyan Partners Fund III, L.P.	May 25, 2018	8,877,821 series B-2 redeemable convertible preferred shares(1)	US$4,250,000	Not applicable
Banyan Partners Fund III-A, L.P.	May 25, 2018	1,566,674 series B-2 redeemable convertible preferred shares(1)	US$750,000	Not applicable
Joy Capital II, L.P.	May 25, 2018	10,444,495 series B-2 redeemable convertible preferred shares(1)	US$5,000,000	Not applicable
R Capital Growth Fund LP	May 25, 2018	2,611,124 series B-2 redeemable convertible preferred shares(1)	US$1,250,000	Not applicable
Vision Plus Capital Fund II, L.P.	May 25, 2018	1,305,562 series B-2 redeemable convertible preferred shares(1)	US$625,000	Not applicable
BAI GmbH	May 25, 2018	1,044,450 series B-2 redeemable convertible preferred shares(1)	US$500,000	Not applicable
G&M Capital Holding Limited	May 25, 2018	261,112 series B-2 redeemable convertible preferred shares(1)	US$125,000	Not applicable
Internet Fund IV Pte. Ltd.	May 25, 2018	87,315,980 series B-2 redeemable convertible preferred shares	US$44,000,000	Not applicable
Joy Capital II, L.P.	May 25, 2018	11,906,725 series B-2 redeemable convertible preferred shares	US$6,000,000	Not applicable
Internet Fund IV Pte. Ltd.	September 30, 2018	226,297,396 series C redeemable convertible preferred shares	US$250,000,000	Not applicable
SUCCESS GOLDEN GROUP LIMITED	January 16, 2019	27,155,688 series C-1 redeemable convertible preferred shares	US$30,000,000	Not applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Antfin (Hong Kong) Holding Limited	January 16, 2019	135,778,438 series C-2 redeemable convertible preferred shares	US$150,000,000	Not applicable
Ducati Investment Limited	January 16, 2019	36,207,583 series C-2 redeemable convertible preferred shares	US$40,000,000	Not applicable
Joy Capital Opportunity, L.P.	January 16, 2019	14,780,094 series C-2 redeemable convertible preferred shares	US$16,328,176	Not applicable
CMC Downtown Holdings Limited	January 16, 2019	5,728,199 series C-2 redeemable convertible preferred shares	US$6,328,176	Not applicable
Banyan Partners Fund III, L.P.	January 16, 2019	4,868,969 series C-2 redeemable convertible preferred shares	US$5,378,950	Not applicable
Banyan Partners Fund III-A, L.P.	January 16, 2019	859,230 series C-2 redeemable convertible preferred shares	US$949,226	Not applicable
Hupo Harmony Capital Management Ltd.	August 23, 2019	8,144,384 series A-3 redeemable convertible preferred shares	US$431,344	Not applicable
Ucommune Group Holdings (Hong Kong) Limited	August 23, 2019	2,714,795 series A-3 redeemable convertible preferred shares	Cancellation of same shares previously issued to Ucommune lnternational Limited	Not applicable
CMC Downtown II Holdings Limited	October 18, 2019	71,828,809 series D redeemable convertible preferred shares	US$100,000,000	Not applicable
Juneberry Investment Holdings Limited	October 28, 2019	64,645,928 series D redeemable convertible preferred shares	US$90,000,000	Not applicable

Purchaser	Date of Issuance	Title and Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Options
Certain directors, executive officers and employees	Between April 27, 2017 and September 30, 2019	Options to purchase 205,774,214 ordinary shares	Past and future services or future services to us	Not applicable

(1)
Represent shares issued upon conversion of the convertible notes in aggregate principal amount of US$20 million pursuant to the convertible note agreements between the Registrant and the respective convertible noteholders dated February 12, 2018.

Item 8.    Exhibits and Financial Statement Schedules

(a)
Exhibits

        See Exhibit Index beginning on page II-6 of this Registration Statement.

(b)
Financial Statement Schedules.

        All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1		Form of Underwriting Agreement
3.1	***	Tenth Amended and Restate Memorandum and Articles of Association of the Registrant, as effective on October 28, 2019
3.2	***	Form of Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	***	Specimen of Ordinary Share Certificate
4.2	**	Form of Deposit Agreement between the Registrant and Citibank, N.A., as depositary
4.3	**	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)
4.4	***	Eighth Amended and Restated Shareholders Agreement among the Registrant, its then shareholders, subsidiaries and variable interest entities, dated October 28, 2019
5.1		Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
8.1	***	Opinion of Simpson Thacher & Bartlett LLP regarding certain United States federal tax matters
8.2		Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.3	***	Opinion of Haiwen & Partners regarding certain PRC tax matters (included in Exhibit 99.2)
10.1	***	Second Amended and Restated 2017 Stock Incentive Plan
10.2	***	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.3	***	Form of Employment Agreement between the Registrant and its executive officers
10.4	***
Equity Interest Pledge Agreement, among Jing Gao, Yan Cui, Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd. ("Xiaofangjian") and Zi Wutong (Beijing) Asset Management Co., Ltd. ("Zi Wutong"), dated February 12, 2018 (English Translation)
10.5	***	Equity Interest Pledge Agreement, among Jing Gao, Yan Cui, Xiaofangjian and Yishui (Shanghai) Information Technology Co., Ltd. ("Yishui"), dated February 12, 2018 (English Translation)
10.6	***	Power of Attorney Agreement, among Jing Gao, Xiaofangjian and Zi Wutong, dated February 12, 2018 (English Translation)
10.7	***	Power of Attorney Agreement, among Yan Cui, Xiaofangjian and Zi Wutong, dated February 12, 2018 (English Translation)
10.8	***	Power of Attorney Agreement, among Jing Gao, Xiaofangjian and Yishui, dated February 12, 2018 (English Translation)
10.9	***	Power of Attorney Agreement, among Yan Cui, Xiaofangjian and Yishui, dated February 12, 2018 (English Translation)
10.10	***	Exclusive Business Cooperation Agreement, between Xiaofangjian and Zi Wutong, dated November 24, 2015 (English Translation)

Exhibit No.		Description of Exhibit
10.11	***	Exclusive Business Cooperation Agreement, between Xiaofangjian and Yishui, dated December 30, 2016 (English Translation)
10.12	***	Exclusive Call Option Agreement, among Jing Gao, Yan Cui, Xiaofangjian and Zi Wutong, dated February 12, 2018 (English Translation)
10.13	***	Exclusive Call Option Agreement, among Jing Gao, Yan Cui, Xiaofangjian and Yishui, dated February 12, 2018 (English Translation)
10.14	***	Share Restriction Agreement, among the Registrar, its shareholders, Jing Gao, Yan Cui, YIHAN HOLDINGS LIMITED and SHENGDUO HOLDINGS LIMITED, dated October 28, 2019
10.15	***	2019 Equity Incentive Plan
21.1	***	Subsidiaries of the Registrant
23.1	***	Consent of KPMG Huazhen LLP
23.2		Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	***	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)
23.4	***	Consent of Haiwen & Partners (included in Exhibit 99.2)
23.5	***	Consent of iResearch
23.6	***	Consent of Edwin Fung
23.7	***	Consent of Jianping Ye
24.1	***	Powers of Attorney (included on the signature page in Part II of this Registration Statement)
99.1	***	Code of Business Conduct and Ethics of the Registrant
99.2	***	Opinion of Haiwen & Partners regarding certain PRC law matters
99.3	***	Representation under Item 8.A.4 of Form 20-F

**
Incorporated by reference to our Registration Statement on Form F-6 (Registration No. 333-235850) filed with the Securities and Exchange Commission on January 8, 2020 with respect to American depositary shares representing our Class A ordinary shares.

***
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on January 10, 2020.

PHOENIX TREE HOLDINGS LIMITED
By:	/s/ JING GAO
	Name:	Jing Gao
	Title:	Director and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DEREK BOYANG SHEN Derek Boyang Shen	Chairman	January 10, 2020
/s/ JING GAO Jing Gao	Director and Chief Executive Officer (principal executive officer)	January 10, 2020
* Yan Cui	Director and President	January 10, 2020
* Wenbiao Li	Director	January 10, 2020
* Erhai Liu	Director	January 10, 2020
* Xian Chen	Director	January 10, 2020
* Gang Ji	Director	January 10, 2020
* William Wang	Director	January 10, 2020

Signature		Title	Date

/s/ JASON ZHENG ZHANG Jason Zheng Zhang		Chief Financial Officer (principal financial and accounting officer)	January 10, 2020
*By:	/s/ JING GAO Name: Jing Gao Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Phoenix Tree Holdings Limited has signed this registration statement or amendment thereto in New York on January 10, 2020.

Cogency Global Inc.
By:	/s/ RICHARD ARTHUR
	Name:	Richard Arthur
	Title:	Assistant Secretary

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
EXHIBIT INDEX
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES